Exhibit 3.20

BY-LAWS

OF

ETHYL CANADA HOLDINGS, INC.

ARTICLE I.

STOCKHOLDER’S MEETINGS

Section 1. Places of Meetings. All meetings of the stockholders shall be held at the registered office of the Corporation in Richmond, Virginia, unless some other place is stated in the notice.

Section 2. Annual Meetings. The annual meeting of the stockholders shall be held in each year on a date prior to April 30.

Section 3. Special Meetings. A special meeting of the stockholders shall be held whenever called by the Chairman of the Board, the President, the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at such meeting. At a special meeting, no business shall be transited and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 4. Notice of Meeting. Written notice, stating the place, day and hour and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) or more than sixty (60) days before the date of the meeting (except as a different time is specified herein or by law), either personally or by mail, to each stockholder of record having voting power in respect of the business to be transacted thereat, at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as maybe required by law, but meetings may be held without notice if all the stockholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present.

Section 5. Quorum. Any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote in respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which is meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend.

Section 6. Voting. At any meeting of the stockholders each stockholder of a class entitled to vote on the matters coming before the meeting shall have one vote in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not exceeding seventy (70) days prior to the meeting.

ARTICLE II.

DIRECTORS

Section 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and except as otherwise expressly provided by law or by the Articles of Incorporation, or by these By-laws, all of the powers of the Corporation shall be vested in such Board.

Section 2. Number of Directors. The Board of Directors shall be three (3) in number or such other number as may from time to time be fixed by the Board of Directors.

Section 3. Election of Directors.

(a) Directors shall be elected at the annual meeting of stockholders.

(b) Directors shall hold their offices until their successors are elected. Any director may be removed from office by a majority vote at any meeting of stockholders entitled to vote at an election of directors.

(c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors.

(d) A majority of the number of directors fixed by these By-laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4. Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board or the President; and the Secretary or office performing the Secretary’s duties shall give not less than twenty-four (24) hours’ notice by letter, telegraph or telephone or, if given in a manner agreed to by the director, electronic transmission, of all meetings of the directors, provided that notice need not be given of regular meetings held at times and places fixed by re solution of the Board. Meetings may be held at any time without notice in all of the directors are present or if those not present waive notice in writing either before or after the meeting.

Section 5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 6. Actions Without Meeting. Any action required by law to be taken at a meeting of the Board of Directors and any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the Directors. Such consent shall have the same force and effect as a unanimous vote.

ARTICLE III.

EXECUTIVE AND OTHER COMMITTEES

Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these By-laws, may designate two or more Directors to constitute an Executive Committee. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, except as otherwise provided in the Virginia Stock Corporation Act. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

Section 2. Other Committees. Other committees with limited authority may be designated by a resolution adopted by a majority of the Directors present at a meeting at which a quorum is present.

Section 3. Actions Without Meeting. Any action which may be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the members of the committee. Such consent shall have the same force and effect as a unanimous vote.

ARTICLE IV.

OFFICERS

Section 1. Election. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. In addition, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), and such other officers as are provided for in Section 3 of this Article may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. Any two officers may be combined in the same person as the Board of Directors may determine.

Section 2. Removal of Officers: Vacancies. Any Officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the number of directors fixed by these By-laws. Vacancies may be filled at any meeting of the Board of Directors.

Section 3. Other Officers. Other officers may from time to time be elected by the Board, including Assistant Treasurers.

Section 4. Duties. The offices of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

ARTICLE V.

CAPITAL STOCK

Section 1. Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in a manner permitted by law and stating thereon the information required by law.

Section 2. Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 4. Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case, seventy (70) days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than (70) days prior to the date on which the particular action requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section such determination shall apply to any adjournment thereof.

ARTICLE VI.

MISCELLANEOUS PROVISIONS

Section 1. Seal. The seal of the Corporation shall consist of a flat-face circular die, of which there may be any number of counterparts, with the name of the Corporation cut or engraved thereon.

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31st in each year, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Executive Committee or, in the absence of an Executive Committee, the Board of Directors.

Section 3. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its stockholders, giving the names and address of all stockholders, and the number, class and series of the shares being held. The Board of

Directors shall, subject to the laws of the State of Virginia, have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books of the Corporation, or any of them, shall be open to the inspection of the stockholders.

Section 4. Checks, Notes End Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be facsimile.